UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2025 (September 25, 2024)

Banzai International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39826	85-3118980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Ericksen Ave, Suite 250 Bainbridge Island, Washington	98110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 414-1777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market

Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: We are filing this amendment to the original Form 8-K filed on September 25, 2024, to disclose certain amendments that have been made to the agreements disclosed therein.

Item 1.01. Entry into a Material Definitive Agreement.

Banzai International, Inc. (the “Company”) previously reported that on February 19, 2021, the Company, along with Joe Davy and Demio, Inc. (the “Guarantors”), issued a convertible promissory note (the “First Senior Convertible Note”) in an aggregate principal amount of $1,500,000 to CP BF Lending, LLC (“CP BF”) in connection with a loan agreement, dated February 19, 2021, between the Company and CP BF (the “Loan Agreement”). On October 10, 2022, the Loan Agreement was amended, whereby CP BF waived payment by the Company of four months of cash interest with respect to the term loan under the Loan Agreement in replacement for a convertible promissory note (the “Second Senior Convertible Note” and, together with the First Senior Convertible Note, the “Senior Convertible Notes”) issued by the Company in an aggregate principal amount of $321,345. On August 24, 2023, the Company and CP BF entered into a forbearance agreement (the “Original Forbearance Agreement”), as amended by the First Amendment to Forbearance Agreement, dated as of December 14, 2023 (collectively, the “Forbearance Agreement”), pursuant to which they agreed to amend and restate the Senior Convertible Notes so that they would not convert at the closing of a business combination as a “Change of Control” event. After the closing of the business combination that occurred on December 14, 2023, the Senior Convertible Notes became convertible, at CP BF’s option on 5 days’ written notice to the Company, into shares of the Company’s Class A Common Stock, par value $0.0001 (the “Class A Common Stock”). The Senior Convertible Notes provide that, at all times after a SPAC Transaction (as defined in the Senior Convertible Notes), the conversion price for any such conversion is approximately $4.35 per share, subject to adjustment as set forth therein.

On September 5, 2024, the Company entered into a Side Letter to the Loan Agreement whereby the Company agreed to enter into definitive transaction documents with CP BF and the Guarantors, where by each agreed that substantially all of the outstanding obligations of the Company and Guarantors with regard to the Loan Agreement shall be consolidated and evidenced by a single convertible note (the “Convertible Note”), and that, absent an event of default, the Convertible Note shall accrue interest at a rate of 15.5%, which interest shall be paid in kind monthly (collectively, the “Rate Reduction”). In exchange for agreeing to the Rate Reduction, CP BF subscribed (the “Subscription”) for, and the Company agreed to issue to CP BF, 7,000 Shares; the Company also agreed to register those shares in a registration statement.

On September 23, 2024, the Company entered into such definitive transaction documents with CP BF, including a Securities Purchase Agreement (the “CP BF SPA”), a Registration Rights Agreement (the “RRA”), a Lock-Up Agreement (the “Lock Up”) and issued CP BF a Common Stock Purchase Warrant (the “Warrant”) and a Pre-Funded Warrant (the “Pre-Funded Warrant,” together with the CP BF SPA, RRA, Lock Up and Warrant, the “CP BF Transaction Documents”). Pursuant to the CP BF SPA, CP BF agreed to convert $2,000,000 in debt into $2,200,000 in equity, consisting of 26,085 shares of Class A Common Stock, Warrants to purchase up to 56,555 shares of Class A Common Stock and Pre-Funded Warrants to purchase up to 30,470 shares of Class A Common Stock (all such securities and shares collectively referred to as the “CP BF Registrable Securities”). Under the CP BF SPA, CP BF elected to purchase Pre-Funded Warrants in lieu of shares of Common Stock in such manner to result in them paying the full Subscription Amount ($2,000,000) to the Company. The Warrant can be exercised at an initial exercise price of $38.90 per share, subject to adjustment for a term of five years. Neither warrant may be exercised if the holder, together with its affiliates, would beneficially own more than 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Both warrants may be exercised via cash or cashless exercise. Pursuant to the RRA, the Company agreed to file a registration statement to register the CP BF Registrable Securities and for the registration statement to become effective on or before December 9, 2024.

Although the Note had a principal amount of $10,758,774.75, taking into account the purchase and sale pursuant to the CP BF SPA, the Company continued to owe $8,758,775 to CP BF. CP BF agreed to convert such debt into a consolidated convertible loan, evidenced by a convertible note (the “Note”), via the Second Amendment to Loan Agreement, dated as of September 23, 2024 (the “Amended Loan Agreement”). Pursuant to the Amended Loan Agreement, interest shall accrue as payable-in-kind at an annual interest rate of 15.5% per annum, which shall increase to 20% upon the occurrence of an event of default. The Company shall also pay CP BF a $900 monthly servicing fee, which may increase by 7% annually if certain fees increase in cost and paid CP BF a one-time origination fee in the amount of $160,000. The Amended Loan Agreement also provides certain instances in which the Company must prepay the loan. Until such time as the loan is paid in full, CP BF maintains the right to appoint one representative to the Company’s Board of Directors to attend and observe the Board of Director meetings. Adding in a 1% exit fee on the Note, we agreed to register an aggregate of 227,927 shares of Class A Common Stock underlying the Note in a registration statement. The Note may be converted into shares of the Company’s Class A Common Stock at a conversion price of $38.90 per share and matures on February 19, 2027.

As of October 14, 2025, there is an aggregate of $4,861,926.46 outstanding under the Note (the “Balance”). As per the terms of the prior agreements, shares of our Class A Common Stock, par value $0.0001 (the “Class A Common Stock”) are registered on Form S-1 with registration number 333-282306 (the “Registered Shares”).

On October 14, 2025, the Company and CP BF executed a letter agreement dated October 10, 2025, pursuant to which they amended certain terms of the Loan Agreement and Note (as amended on October 15, 2025, the “Letter Agreement”). The Letter Agreement includes the following amendments to the Loan Agreement and Note:

●	The Conversion Price is reduced to a price equal to 95% of the price of the Class A Common Stock on the trading day (each a “Trading Day”) immediately preceding delivery of any Conversion Notice, subject to a floor price of $2.50 (the “Floor Price”).

●	CP BF shall take commercially reasonable actions to partially convert the Balance into shares of Class A Common Stock at the new conversion price. However, the Letter Agreement limits the amount of shares CP BF can sell (or convert) to 5% of the aggregate daily trading volume and we maintain the right to waive or increase such limitation.

●	Between the time that we pay at least $2,000,000 of the Balance until the earlier of (a) 60 days following the date of the Letter Agreement and (b) our receipt of $10,000,000 in gross proceeds for the sale of our securities, (such period, the “Suspension Period”), we are no longer required to prepay a certain percentage of other proceeds we receive from securities offerings to CP BF, as originally required in the Loan Agreement.

As per the Letter Agreement, we agreed to use an agreed upon portion of other debt to partially prepay the Balance. We also agreed to reserve that number of shares of Class A Common Stock equal to 120% of the number of shares of Class A Common Stock issuable upon full conversion of the Balance at the new conversion price and to register 100% of all such shares with the Securities and Exchange Commission within 60 days of the Letter Agreement. As per the Letter Agreement, subject to their receipt of $2,000,000 and the filing of the registration statement, CP BF also agreed to waive certain events of default that may have occurred or be occurring as of the date of the Letter Agreement; CP BF also agreed that until December 31, 2025, it shall not exercise any right or remedy associated with any failure on our part to comply with certain financial covenants set forth in the Loan Agreement, as they relate to the period ending September 30, 2025.

Our failure to comply with the Letter Agreement shall constitute an Event of Default under the Loan Agreement.

The foregoing descriptions of terms and conditions of the Loan Agreement, Note and Letter Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of such documents, which are attached hereto as exhibits.

Item 8.01 Other Events.

On October 17, 2025, the Company issued a press release announcing the Letter Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Convertible Promissory Note, by and among Banzai and CP BF Lending, LLC (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).
10.1	Second Amendment to Loan Agreement by and among the Company, Demio Holding Inc., Banzai Operating Co. LLC and CP BF Lending, LLC, as Lender dated as of September 23, 2024 (incorporated by reference to the Current Report on Form 8-K filed on September 25, 2024).
10.2	Loan Agreement, dated February 19, 2021, by and among the Company, Joseph P. Davy as an Individual Guarantor, Demio, Inc., as an Individual Guarantor and CP BF Lending, LLC, as Lender (incorporated by reference to the Current Report on Form 8-K filed on September 25, 2024).
10.3	Forbearance Agreement, dated August 24, 2023, by and among the Company, the guarantors party to the Loan Agreement (as defined therein), and CP BF Lending, LLC (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4 filed by 7GC on August 30, 2023).
10.4	Side Letter to the Loan Agreement with CP BF Lending, LLC dated September 5, 2024 (incorporated by reference to the Current Report on Form 8-K filed on September 25, 2024)
10.5	Side Letter to the Loan Agreement with CP BF Lending, LLC dated October 10, 2025 (Filed herewith)
10.6	Amendment to Side Letter dated October 15, 2025
99.1	Press Release (Filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2025

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer